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                                                                    EXHIBIT 3(A)

               CERTIFICATE OF REGISTRATION BY WAY OF CONTINUATION

I,DONNELL HARLEE DIXON, Assistant Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all the requirements of the said Law in respect of Registration were complied with by

                           SEVEN SEAS PETROLEUM INC.

an Exempted Company registered by way of continuation in the Cayman Islands with Limited Liability with effect from 1st Day of March, Two Thousand One.


                                        Give under my hand and Seal at George
                                        Town in the Island of Grand Cayman this
                                        1st Day of March, Two Thousand One

       [SEAL]                           /s/ DONNELL H. DIXON

                                        Assistant Registrar of Companies,
                                        Cayman Islands, B.W.I.